UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2019

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events
Determination of Estimated Per Share NAV
Overview
Based on the recommendation from the valuation, compensation and affiliate transactions committee (the “Valuation Committee”) comprised of the independent directors of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), on March 19, 2019, the Company’s board of directors (the “Board”) unanimously approved and established an estimated per share net asset value (“NAV”) of the Company’s Class A and Class T common stock of $11.03 based on an estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the total number of Class A and Class T shares outstanding, as of December 31, 2018. There have been no material changes between December 31, 2018 and the date of this filing that would impact the overall estimated NAV per share. The Company is providing this estimated per share NAV to assist broker-dealers that participated in the Company’s public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The estimated per share NAV will first appear on stockholder account statements for the quarter ended March 31, 2019. The Board previously determined an estimated per share NAV of the Company’s common stock of $10.58 as of December 31, 2017, $10.32 as of December 31, 2016 and $10.00 as of February 29, 2016. As a result of the updated estimated per share NAV as of December 31, 2018, commencing on March 25, 2019, shares of Class A and Class T common stock will be issued in the Company’s distribution reinvestment plan (“DRIP”) for $11.03 per share. Additionally, commencing on March 25, 2019, the updated estimated per share NAV of $11.03 shall serve as the most recent estimated per share NAV for purposes of the Company’s share redemption program. The Company intends to publish an updated estimated per share NAV on at least an annual basis.
Process
In determining the estimated per share NAV, the Board considered information and analysis including valuation materials that were provided by Cushman & Wakefield of Illinois, Inc., Valuation & Advisory group (“Cushman & Wakefield”), information provided by the Company’s advisor, Cole Corporate Income Management II, LLC (“CCI II Management”), and the estimated per share NAV recommendation made by the Valuation Committee. Cushman & Wakefield is an independent third-party real estate advisory and consulting firm that was engaged by the Company to (1) estimate market values for any property with greater than eight years of remaining lease term using a direct capitalization approach, and (2) perform a discounted cash flow valuation for any property with fewer than eight years of remaining lease term, as further described below. Cushman & Wakefield relied upon the Company’s determination of the estimated fair market value of the Company’s debt.
The engagement of Cushman & Wakefield was approved by the Valuation Committee. Cushman & Wakefield’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. All members of the Cushman & Wakefield engagement team who certified the methodologies and assumptions applied by the Company hold a Member of Appraisal Institute (“MAI”) designation. Cushman & Wakefield was previously engaged by the Company in January 2016, December 2016 and December 2017 to assist the Board in determining the estimated per share NAV of the Company. In January 2019, Cushman & Wakefield was engaged by Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”), another real estate program sponsored by our sponsor, to assist its board of directors in determining the estimated per share NAV of CCIT III. During the past three years, Cushman & Wakefield has also been engaged by CIM Group, LLC to perform appraisals and/or valuations with respect to certain companies and properties in which CIM Group, LLC has invested. Other than its engagements with CIM Group, LLC and CCIT III, Cushman & Wakefield does not have any direct interests in any transaction with the Company or the Company’s advisor or its affiliates, and has not performed any other services for the Company or the Company’s advisor or its affiliates during the past two years.
The analysis provided by Cushman & Wakefield included a range of NAVs of the Company’s shares, and the Board believes that the use of the “NAV Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore the Board determined to use the NAV Methodology in establishing the estimated per share NAV. Based on these considerations, the Valuation Committee recommended and the Board established an estimated per share NAV of the Company’s Class A and Class T common stock, as of December 31, 2018, of $11.03 per share, which was within the $10.75 to $11.60 per share valuation range calculated by Cushman & Wakefield using the NAV Methodology. The valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV.

Valuation Methodology
In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Cushman & Wakefield, among other things:

•	investigated numerous sales in the properties’ relevant markets, analyzed rental data and considered the input of buyers, sellers, brokers, property developers and public officials;

•
reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;

•	reviewed and relied upon Company-provided data regarding lease summaries, real estate taxes and operating expense data for the properties;

•	reviewed and relied upon Company-provided balance sheet items such as cash and other assets, as well as debt and other liabilities;

•
researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and

•	performed such other analyses and studies, and considered such other factors, as Cushman & Wakefield considered appropriate.
For 18 office and industrial properties that were acquired by the Company prior to June 30, 2018 for which Cushman & Wakefield performed a full valuation, Cushman & Wakefield utilized two approaches pursuant to the NAV Methodology in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Cushman & Wakefield.
NAV Methodology – The NAV Methodology determines the value of the Company by determining the estimated market value of the Company’s entity level assets, including real estate assets, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by Cushman & Wakefield to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in the Company’s portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. From the aggregate values of the individual properties, Cushman & Wakefield made adjustments to reflect balance sheet assets and liabilities. The resulting amount, which is the estimated NAV of the Company, is divided by the total number of shares of Class A and Class T common stock outstanding to determine the estimated per share NAV. Cushman & Wakefield also reviewed the Company’s methodology for estimating fair market adjustments to the debt and determined that the approach was reasonable.
Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology
Income Capitalization Approach – The income capitalization approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties. Deductions are then made for vacancy and collection loss and operating expenses. The net operating income (“NOI”) developed in Cushman & Wakefield’s analysis is the balance of potential income remaining after vacancy, collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “DCF Method”). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.
Cushman & Wakefield utilized the Direct Capitalization Method for the properties in the Company’s portfolio with more than eight years remaining on their existing leases, and the DCF Method for the remaining properties.
The following summarizes the range of capitalization rates Cushman & Wakefield used to arrive at the estimated market values of the Company’s properties that were valued using the Direct Capitalization Method:

	Range	Weighted-Average
Overall Capitalization Rate	5.28% - 8.71%	6.25%

The following summarizes the range of terminal capitalization rates, discount rates and implied overall capitalization rates Cushman & Wakefield used to arrive at the estimated market values of the Company’s properties that were valued using the DCF Method:

	Range	Weighted-Average
Terminal Capitalization Rate	6.50% - 8.25%	7.16%
Discount Rate	7.50% - 8.75%	8.10%
Implied Overall Capitalization Rate	6.39% - 7.70%	6.85%
The Board believes that the assumptions employed by Cushman & Wakefield in the income capitalization approach are reasonable and within the ranges used for properties that are similar to the Company’s properties and held by investors with similar expectations to the Company’s investors. However, a change in the assumptions would impact the calculation of the value of the Company’s investments in real estate. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the capitalization rates determined for the properties valued using the Direct Capitalization Method, together with an increase of 50 basis points in the discount rates used for the properties valued using the DCF Method, would result in a decrease of $0.41 per share from the approximate mid-point of Cushman & Wakefield’s valuation range, while a corresponding basis point decrease in these rates would result in an increase of $0.44 per share from the approximate mid-point of the valuation range. Further, each of these assumptions could change by more than 25 or 50 basis points, respectively, or not change at all.
Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.
Sales Contract Approach – The Sales Contract Approach considers an executed sales contract which includes the sale price for the property to be valued and the other definitive terms of sale, as representative of the fair market value of an asset. For 18 industrial properties that are currently subject to sale, Cushman & Wakefield used the allocated contract prices provided by management in their analysis.
Utilizing the NAV Methodology, including use of the three approaches to value the Company’s real estate assets noted above, and dividing by the approximately 67.4 million shares of the Company’s Class A and Class T common stock outstanding on December 31, 2018, resulted in an estimated valuation range of $10.75 to $11.60 per share, with a base value or approximate mid-point of $11.16.
Cushman & Wakefield prepared and provided to the Company a report containing, among other information, a range of net asset values for the Company’s common stock as of December 31, 2018 (the “Valuation Report”). On March 11, 2019, the Valuation Committee conferred with Cushman & Wakefield regarding the methodologies and assumptions used in the Valuation Report, and discussed the Valuation Report and related issues with the Company’s advisor. The Valuation Committee met again to discuss the valuation on March 19, 2019. In determining a recommended per share NAV, the Valuation Committee considered the analysis provided by Cushman & Wakefield and the range of values Cushman & Wakefield determined, input from the Company’s advisor regarding the nature and characteristics of the real estate assets in the portfolio, and general real estate market conditions. The Valuation Committee determined to recommend to the Board an estimated per share NAV of $11.03 for Class A and Class T shares, which incorporated the mid-point of the range of values determined by Cushman & Wakefield for properties with remaining lease terms of eight years of more, the low end of the range of values determined by Cushman & Wakefield for properties with lease terms of less than eight years, and the sales contract price for 18 properties that are subject to a sales contract. The Board thereafter unanimously approved the Valuation Committee’s recommendation.
The table below sets forth the calculation of the Company’s estimated per share NAV for Class A and Class T shares as of December 31, 2018 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$1,352,668	$20.07
Other Assets	13,088	0.20
Total Assets	1,365,756	20.27

Notes Payable and Credit Facility	605,055	8.98
Other Liabilities	17,424	0.26
Total Liabilities	622,479	9.24
Total Estimated Value as of December 31, 2018	$743,277	$11.03
Shares Outstanding (in thousands)	67,387
The table below sets forth the calculation of the Company’s estimated per share NAV for Class A and Class T shares as of December 31, 2017 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$1,317,916	$19.55
Other Assets	14,211	0.21
Total Assets	1,332,127	19.76

Notes Payable and Credit Facility	603,040	8.95
Other Liabilities	15,991	0.23
Total Liabilities	619,031	9.18
Total Estimated Value as of December 31, 2017	$713,096	$10.58
Shares Outstanding (in thousands)	67,400
Exclusions from Estimated Per Share NAV
The estimated per share NAV recommended by the Valuation Committee and approved by the Board does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:

•	the size of the Company’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•
the characteristics of the Company’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value;

•	services being provided by personnel of CCI II Management under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share NAV if the Company were to list its shares of common stock on a national securities exchange.
In addition, because the estimated per share NAV is intended to reflect our estimated value on the date that the per share NAV is determined, the estimated per share NAV of $11.03 for Class T shares does not reflect any obligation to pay future distribution and stockholder servicing fees that may potentially become payable after the December 31, 2018 valuation date. As a result, the estimated liability for future distribution and stockholder servicing fees, which is accrued at the time each share is sold, has no effect on the per share NAV for Class T shares.
Limitations of the Estimated Per Share NAV
As with any valuation methodology, the NAV Methodology used by the Board in reaching an estimate of the per share NAV of the Company’s shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the per share NAV of the Company’s shares. In addition, the Board’s estimate of the per share NAV is not based on the book values of the Company’s real estate, as determined by generally accepted accounting principles, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the per share NAV of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, although selling costs were used by Cushman & Wakefield in the individual valuation of properties using the DCF Method, other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were not included in the Board’s estimate of the per share NAV of the Company’s shares.
As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated per share NAV upon attempting to sell their shares; or

•
the Company will be able to achieve, for its stockholders, the estimated per share NAV upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio.

Furthermore, the estimated per share NAV of the Company’s shares was calculated as of a particular point in time. The per share NAV of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets. While the determination of the most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, the Company is not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. The Company does not intend to release individual property value estimates or any of the data supporting the estimated per share NAV.
Additional Information Regarding Engagement of Cushman & Wakefield
Cushman & Wakefield’s valuation materials were addressed solely to the Company in connection with the approval by the Board of an estimated per share NAV of the common stock of the Company as of December 31, 2018. Cushman & Wakefield’s valuation materials provided to the Company do not constitute a recommendation to purchase or sell any shares of the Company’s common stock or other securities. The estimated per share NAV of the Company’s common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.
In connection with its review, while Cushman & Wakefield reviewed the information supplied or otherwise made available to it by the Company for reasonableness, Cushman & Wakefield assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Cushman & Wakefield, Cushman & Wakefield assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise Cushman & Wakefield promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.
In preparing its valuation materials, Cushman & Wakefield did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.
In performing its analyses, Cushman & Wakefield made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Cushman & Wakefield’s control and the control of the Company. The analyses performed by Cushman & Wakefield are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. As stated above, the Board considered other factors in establishing the estimated per share NAV of the Company’s common stock in addition to the materials prepared by Cushman & Wakefield. Consequently, the analyses contained in the Cushman & Wakefield materials should not be viewed as being determinative of the Board’s estimate of the per share NAV of the Company’s common stock.
Cushman & Wakefield’s materials were necessarily based upon market, economic, financial and other circumstances and conditions existing at December 31, 2018, and any material change in such circumstances and conditions may have affected Cushman & Wakefield’s analysis, but Cushman & Wakefield does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to December 31, 2018.

For services rendered in connection with and upon the delivery of its valuation materials, the Company paid Cushman & Wakefield a customary fee. The compensation Cushman & Wakefield received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Cushman & Wakefield’s compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agreed to reimburse Cushman & Wakefield for its expenses incurred in connection with its services, and will indemnify Cushman & Wakefield against certain liabilities arising out of its engagement.
Distribution Reinvestment Plan
Pursuant to the terms of the Company’s DRIP, distributions will be reinvested in shares of the Company’s common stock at a price equal to the most recently disclosed estimated per share NAV, as determined by the Board, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of the Company’s assets or other special distributions so designated by the Board. Accordingly, commencing on March 25, 2019, shares issued pursuant to the DRIP will be issued for $11.03 per share for shares of both Class A and Class T common stock, until such time as the Board determines a new estimated per share NAV. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares.
A participant may terminate participation in the DRIP at any time by delivering a written notice to the administrator. To be effective for any monthly distribution, such termination notice must be received by the administrator at least 10 days prior to the last day of the month to which the distribution relates. Any notice of termination should be sent by mail to Shareholder Relations Department, 2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016.
Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.
Share Redemption Program
In accordance with the Company’s share redemption program, the per share redemption price (other than for shares purchased pursuant to the DRIP) will depend on the length of time the redeeming stockholder has held such shares as follows: after two years from the purchase date, 97.5% of the most recent estimated per share NAV; and after three years from the purchase date, 100% of the most recent estimated per share NAV. The redemption price for shares purchased pursuant to the DRIP will be 100% of the most recent estimated per share NAV. As a result of the Board’s determination of an estimated per share NAV of the Company’s shares of common stock, commencing on March 25, 2019, the estimated per share NAV for Class A and Class T shares of $11.03 will serve as the most recent estimated per share NAV for purposes of the share redemption program, until such time as the Board determines a new estimated per share NAV.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, the methodology and assumptions used in determining the most recent estimated per share NAV of the Company’s common stock. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “believes,” “potential,” “may,” “will,” “should,” “intends,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Consent of Cushman & Wakefield of Illinois, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2019	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)